EXHIBIT A
JOINT FILING AGREEMENT
The undersigned agree that this Schedule 13D dated October 1, 2009 relating to the common stock, par value $0.0001, of Argyle Security, Inc. shall be filed on behalf of the undersigned.

MEZZANINE MANAGEMENT FUND IV A, L.P.
By:	/s/ Christopher C. Morris
	Name:	Christopher C. Morris
	Title:	Authorized Signatory

MEZZANINE MANAGEMENT FUND IV COINVEST A, L.P.
By:	/s/ Christopher C. Morris
	Name:	Christopher C. Morris
	Title:	Authorized Signatory

MEZZANINE MANAGEMENT LIMITED
By:	/s/ Christopher C. Morris
	Name:	Christopher C. Morris
	Title:	Authorized Signatory

[Additional signatures on the following pages]

WILLIAM BLAIR MEZZANINE CAPITAL
FUND III, L.P.

By:      William Blair Mezzanine Capital

            Partners III, L.L.C., its general partner

By:       /s/ Terrance M. Shipp
Name:   Terrance M. Shipp
Title:     Initial Managing Director

WILLIAM BLAIR MEZZANINE CAPITAL
PARTNERS III, L.L.C.

By:      /s/ Terrance M. Shipp
Name:  Terrance M. Shipp
Title:    Initial Managing Director

WILLIAM BLAIR & COMPANY, L.L.C.

By:      /s/ E. David Coolidge III
Name:  E. David Coolidge III
Title:    Principal

WILBLAIRCO ASSOCIATES

By:      /s/ James D. McKinney
Name:  James D. McKinney
Title:    Principal

TIMOTHY J. MACKENZIE

/s/ Timothy J. MacKenzie

Timothy J. MacKenzie

TERRANCE M. SHIPP

/s/ Terrance M. Shipp

Terrance M. Shipp

MARC J. WALFISH

/s/ Marc J. Walfish

Marc J. Walfish